release	Exhibit 99.1
February 2023

DZS Releases Fourth Quarter 2022 Financial Results

DALLAS, Texas, USA, Feb. 16, 2023 – DZS (Nasdaq: DZSI), a global leader of access, optical and cloud-controlled software defined solutions, today announced financial results for its fourth quarter ended December 31, 2022.

“Despite a challenging supply chain environment and a strong US dollar in 2022, we remain encouraged and optimistic about our 2023 sales prospects and financial outlook. We recently hosted our inaugural Horizons Innovation & Technology Summit, which brought together marquee customers, prospective customers and technology luminaries validating our vision, go-to-market strategy, and technology roadmap. I am pleased to share that recently two tier 1 service providers selected DZS’s next generation Access Edge OLT. Europe’s largest communications service provider awarded DZS a multi-year, fiber-to-the-home project that includes the replacement of Huawei OLTs with our category-defining Velocity V6. In addition, Korea Telecom, a long-time strategic partner to DZS and South Korea’s largest fixed wireline network operator, also selected our next generation Velocity OLT for their XGS-PON rollout,” said Charlie Vogt, President and CEO of DZS.

Mr. Vogt continued, “Despite the timing and logistical impacts incurred during the fourth quarter, we successfully transitioned 100% of our Seminole, Florida manufacturing facility to Fabrinet, which prepares us to scale in 2023 and into 2024. While our Q4 and full year 2022 financial results lagged expectations due to the impacts of a strong US dollar as well as elongated supply chain headwinds, which included Covid related manufacturing shut-downs, sub-component decommits and higher than normal expedite charges including elevated freight and logistics costs, our financial results were not indicative of the technology innovation, customer alignment and new design wins achieved, nor the company’s overall execution and operational performance.”

Q4 2022 Financial Highlights

•
Orders of $90 million compared to a record $134 million in Q4 2021
•
Revenue of $100 million increased 2% compared to $98 million in Q4, 2021 and increased 10% on a constant currency basis
•
Book-to-Bill ratio of 0.9
•
$321 million of RPOs inclusive of backlog and deferred Software & Services at the end of Q4 2022 compared with $234 million at the end of Q4 2021
•
GAAP gross margin of 30.0% compared to 33.5% in Q4 2021
•
Adjusted gross margin1 of 30.6% compared to 33.6% in Q4 2021
o
Adjusted gross margin was impacted on a year-over-year basis by expedite fees and logistics costs, and product mix
•
GAAP operating expenses of $45 million compared to $33 million in Q4 2021
•
Adjusted operating expenses1 of $34 million compared to $30 million in Q4 2021

•
Adjusted EBITDA1 loss of $(3) million compared to $3 million in Q4 2021
•
Net income (loss): $(15) million GAAP; $(3) million adjusted1
•
Diluted Net income (loss) per share of $(0.50) on a GAAP basis compared to $(0.08) in Q4 2021
•
Adjusted EPS1 was a loss of $(0.10) compared to $0.08 in Q4 2021

2022 Financial Highlights

•
Orders of $441 million compared to $504 million in 2021
•
Revenue of $376 million increased 7% compared to the prior year period and 16% on a constant currency basis
•
Book-to-Bill ratio was 1.17
•
GAAP gross margin of 31.5% compared to 34.3% in 2021
•
Adjusted gross margin1 of 32.0% compared to 34.6% in 2021
o
Adjusted gross margin was impacted on a year-over-year basis by weakening of foreign currencies, expedite fees and logistics costs, and geographic mix
•
GAAP operating expenses of $151 million compared to $153 million in 2021
•
Adjusted operating expenses1 of $123 million compared to $111 million in 2021
o
Adjusted operating expenses includes 7-months of acquired ASSIA employees and expenses
•
Adjusted EBITDA1 was a loss of $(3) million compared to $11 million in 2021
•
Net income (loss) was $(37) million GAAP compared to $(4) million adjusted1
•
GAAP EPS was a loss of $(1.33) compared to a loss of $(1.30) in 2021
•
Adjusted EPS1 was a loss of $(0.15) compared to $0.32 in 2021

	Revenue by Product Technology ($ in millions)
	Q4	% of	Q4	Q3	Change
	2022	Revenue	2021	2022	Y/Y	Q/Q
Access Networking Infrastructure	$87.8	88%	$93.0	$91.7	-6%	-4%
Cloud Software & Services	$12.4	12%	$5.1	$15.7	143%	-21%
Total	$100.2	100%	$98.1	$107.4	2%	-7%

	Revenue Mix by Geographic Region ($ in millions)
	Q4	% of	Q4	Q3	Change
	2022	Revenue	2021	2022	Y/Y	Q/Q
Americas	$28.4	28%	$27.7	$27.6	3%	3%
EMEA	$21.0	21%	$14.6	$26.6	44%	-21%
Asia	$50.8	51%	$55.8	$53.2	-9%	-5%
Total	$100.2	100%	$98.1	$107.4	2%	-7%

Outlook

DZS outlook for the first quarter of 2023 ending March 31, 2023 and for the full-year 2023 is as follows and assumes average foreign exchange rate from the month of December:

Q1 2023

•
Net revenue in the range of $90 – 100 million
•
Adjusted gross margin1 of 33% - 35%
•
Adjusted operating expenses1 of $33 – 35 million
•
Adjusted EBITDA1 of $(3) – 0 million

2023

•
Net revenue in the range of $420 – 450 million
•
Adjusted gross margin1 of 36% - 38%
•
Adjusted operating expenses1 of $125 – 135 million
•
Adjusted EBITDA1 of $25 – 40 million
(1)
Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables in this earnings press release.

Conference Call Details:

Date: Thursday, February 16, 2023

Time: 5:00 p.m. Eastern Time (4:00 p.m. Central Time)

Conference call participants register at the following link to receive the dial in number and unique PIN number: https://register.vevent.com/register/BIe47a3a7108414d6b9943abf5e971a57b

Webcast link: https://edge.media-server.com/mmc/p/mqyveqis

Please join the conference call at least five minutes prior to the start time to ensure you are admitted prior to management’s prepared remarks.

A live broadcast and replay of the audio webcast will be available at https://investor.dzsi.com/

About DZS

DZS Inc. (Nasdaq: DZSI) is a global leader of access, optical and cloud-controlled software defined solutions.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

Contact

DZS:

Ted Moreau

Vice President, Investor Relations

IR@dzsi.com

Forward-Looking Statements

Statements made in this stockholder letter and the earnings call contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross profit, costs or other financial items (including non-GAAP measures) in future periods are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. In addition to the factors discussed in this stockholder letter, factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the company’s SEC filings available at www.sec.gov, including without limitation, the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and global economic climate may give rise to, or amplify, many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements for any reason.

Non-GAAP Measures

To supplement DZS’s consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted Net Income (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of DZS’s past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific items that DZS believes are not indicative of core operating results. These items share one or more of the following characteristics: they are unusual and DZS does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company’s control. Further, each of these non-GAAP measures of operating performance are used by management, as well as industry analysts, to evaluate operations and operating performance and are widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core product cost and may or may not be recurring in nature. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of costs of revenue that are not routine components of our core product cost, for better comparability of our costs of revenue between periods and to other companies.

DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance and may or may not be recurring in nature. We believe Adjusted Gross Margin provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross margin between periods and to other companies.

DZS defines Adjusted Operating Expenses as GAAP operating expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, and legal costs related to certain litigation, any of which may or may not be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.

DZS defines Adjusted Operating Income (Loss) as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, and legal costs related to certain litigation, any of which may or may not be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating Income (Loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.

DZS defines Non-GAAP Net Income (Loss) as GAAP Net Income plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, and legal costs related to certain litigation, any of which may or may not be recurring in nature, iv) unrealized foreign exchange gains and losses, v) adjusted for a non-GAAP income tax benefit (provision) based on an estimated tax rate applied against forecasted annual non-GAAP income and vi) including the tax effect of non-GAAP adjustments to Adjusted Net Income and Adjusted EPS. The Company determines non-GAAP income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. For 2022, the non-GAAP income tax rate was 25.6% and for 2021 the rate was 22.3%. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities. We believe Non-GAAP Net Income (Loss) provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies.

DZS defines EBITDA as Net Income (Loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense. DZS defines Adjusted EBITDA as EBITDA plus or minus (as applicable) (i) stock-based compensation, (ii) other income and expense and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, impairment of goodwill, intangibles, or long-lived assets, loss on debt extinguishment, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, and legal costs related to certain litigation, any of which may or may not be recurring in nature. DZS believes that EBITDA and Adjusted EBITDA are useful measures because they provide supplemental information to assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance, as well as in assessing the sustainable cash-generating ability of the business. In addition, DZS believes these measures are of importance to investors and lenders in assessing the Company’s overall capital structure and its ability to borrow additional funds.

Beginning in the third quarter of 2022, the Company updated its presentation of certain non-GAAP financial measures, including Adjusted EBITDA and Non-GAAP Net Income (Loss).

•
The Adjusted EBITDA calculation was revised to exclude the impact of other income and expense which reflects exclusion of transactions that we believe are not indicative of our core operating performance.
•
The presentation of Non-GAAP Net Income (Loss) was revised to 1) exclude unrealized foreign exchange gains and losses, 2) apply a non-GAAP income tax benefit (provision) based on an estimated tax rate applied against forecasted annual non-GAAP income and 3) to include the tax effect of non-GAAP adjustments to Adjusted Net Income and Adjusted EPS. Unrealized foreign exchange gains and losses are a non-cash item that are not indicative of our core operating performance and are largely outside of our control. The application of a non-GAAP income tax rate methodology in the determination of Adjusted Net Income and EPS will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. The inclusion of the tax impact of the non-GAAP adjustments provides a more accurate after-tax view of Adjusted Net Income and EPS.

Financial Statements

DZS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

($ in thousands, except per share data)

	For the Quarters Ended			For the Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenue	$100,177	$107,394	$98,063	$375,691	$350,206
Cost of revenue	70,119	70,864	65,167	257,335	229,938
Gross profit	30,058	36,530	32,896	118,356	120,268
Operating expenses:
Research and product development	16,433	15,499	12,264	56,124	47,052
Selling, marketing, general and administrative	23,418	23,698	20,622	85,371	90,241
Restructuring and other charges	3,224	601	212	4,617	12,310
Impairment of long-lived assets	-	827	-	827	1,735
Amortization of intangible assets	1,622	1,190	294	3,570	1,182
Total operating expenses	44,697	41,815	33,392	150,509	152,520
Operating income (loss)	(14,639)	(5,285)	(496)	(32,153)	(32,252)
Interest income	53	47	26	173	107
Interest expense	(842)	(446)	(19)	(1,615)	(345)
Other income (expense), net	1,010	(1,984)	(613)	(1,837)	1,020
Income (loss) before income taxes	(14,418)	(7,668)	(1,102)	(35,432)	(31,470)
Income tax (benefit) provision	141	6,128	1,181	1,999	3,213
Net income (loss)	$(14,559)	$(13,796)	$(2,283)	$(37,431)	$(34,683)

Earnings (loss) per share
Basic	$(0.50)	$(0.49)	$(0.08)	$(1.33)	$(1.30)
Diluted	$(0.50)	$(0.49)	$(0.08)	$(1.33)	$(1.30)
Weighted average shares outstanding:
Basic	29,273	27,902	27,313	28,085	26,692
Diluted	29,273	27,902	27,313	28,085	26,692

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(14,559)	$(13,796)	$(2,283)	$(37,431)	$(34,683)
Interest expense, net	789	399	(7)	1,442	238
Income tax (benefit) provision	141	6,128	1,181	1,999	3,213
Depreciation and amortization	2,574	2,109	996	7,125	4,551
EBITDA	$(11,055)	$(5,160)	$(113)	$(26,865)	$(26,681)
Stock-based compensation	5,240	5,023	2,540	15,802	8,990
Acquisition costs	417	111	(14)	1,150	675
Headquarters and facilities relocation	-	827	102	827	1,114
Executive transition	125	464	-	927	372
Litigation	36	-	-	36	-
Bad debt expense, net of recoveries	(123)	(120)	(249)	(1,153)	13,957
Restructuring and other charges	3,224	601	212	4,617	12,310
Adjusted (Non-GAAP) Amount, previously reported	$(2,136)	$1,746	$2,478	$(4,659)	$10,737
Other expense (income), net	(1,010)	1,984	593	1,837	(132)
Adjusted EBITDA	$(3,146)	$3,730	$3,071	$(2,822)	$10,605

DZS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
($ in thousands)

	December 31,	December 31,
Assets	2022	2021
Current assets
Cash, cash equivalents and restricted cash	$38,316	$53,474
Accounts receivable - trade, net	153,780	86,114
Other receivables	16,144	10,621
Inventories	78,513	56,893
Contract assets	576	2,184
Prepaid expenses and other current assets	8,371	5,690
Total current assets	295,700	214,976
Property, plant and equipment, net	9,478	9,842
Right-of-use assets from operating leases	12,606	12,640
Goodwill	19,952	6,145
Intangible assets, net	31,742	5,115
Other assets	15,536	8,950
Total assets	$385,014	$257,668
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable - trade	$121,225	$64,258
Short-term debt - bank, trade facilities and secured borrowings	9,706	-
Current portion of long-term debt	24,073	-
Contract liabilities	21,777	6,091
Operating lease liabilities	4,834	4,097
Accrued and other liabilities	27,559	16,032
Total current liabilities	209,174	90,478
Long-term debt	-	-
Contract liabilities - non-current	7,864	3,044
Operating lease liabilities - non-current	11,417	12,103
Pension liabilities	11,021	16,527
Other long-term liabilities	2,806	3,609
Total liabilities	242,282	125,761
Stockholders’ equity
Common stock	30	27
Additional paid-in capital	271,884	223,336
Accumulated other comprehensive loss	(4,351)	(4,457)
Accumulated deficit	(124,831)	(86,999)
Total stockholders’ equity	142,732	131,907
Total liabilities and stockholders’ equity	$385,014	$257,668

DZS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Results

($ in thousands, except per share data)

The reconciliation of EBITDA and Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss). Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Diluted Share to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Net Income (Loss) per Diluted Share, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended December 31, 2022
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$70,119	$30,058	30.0%	$44,697	$(14,639)	$(14,559)	$(0.50)
Adjustments to GAAP amounts:
Depreciation and amortization	(352)	352	0.4%	(2,222)	2,574	2,574	0.09
Stock-based compensation	(245)	245	0.2%	(4,995)	5,240	5,240	0.18
Headquarters and facilities relocation				-	-	-	-
Acquisition costs				(417)	417	417	0.01
Restructuring and other charges				(3,224)	3,224	3,224	0.11
Executive transition				(125)	125	125	-
Litigation				(36)	36	36	-
Bad debt expense, net of recoveries				123	(123)	(123)	-
Adjusted (Non-GAAP) amount, as previously calculated	$69,522	$30,655	30.6%	$33,801	$(3,146)	$(3,066)	$(0.11)
Unrealized foreign exchange (gains) losses						(839)	(0.03)
Non-GAAP adjustments to tax rate						3,830	0.13
Tax effect on Non-GAAP adjustments						(2,726)	(0.09)
Adjusted (Non-GAAP) amount	$69,522	$30,655	30.6%	$33,801	$(3,146)	$(2,801)	$(0.10)

	Three Months Ended September 30, 2022
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$70,864	$36,530	34.0%	$41,815	$(5,285)	$(13,796)	$(0.49)
Adjustments to GAAP amounts:
Depreciation and amortization	(295)	295	0.3%	(1,814)	2,109	2,109	0.08
Stock-based compensation	(280)	280	0.3%	(4,743)	5,023	5,023	0.17
Headquarters and facilities relocation				(827)	827	827	0.03
Acquisition costs				(111)	111	111	-
Restructuring and other charges				(601)	601	601	0.02
Executive transition				(464)	464	464	0.02
Litigation				-	-	-	-
Bad debt expense, net of recoveries				120	(120)	(120)	-
Adjusted (Non-GAAP) amount, as previously calculated	$70,289	$37,105	34.6%	$33,375	$3,730	$(4,781)	$(0.17)
Unrealized foreign exchange (gains) losses						642	0.02
Non-GAAP adjustments to tax rate						8,090	0.29
Tax effect on Non-GAAP adjustments						(2,471)	(0.09)
Adjusted (Non-GAAP) amount	$70,289	$37,105	34.6%	$33,375	$3,730	$1,480	$0.05

	Three Months Ended December 31, 2021
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$65,167	$32,896	33.5%	$33,392	$(496)	$(2,283)	$(0.08)
Adjustments to GAAP amounts:
Depreciation and amortization	(60)	60	0.1%	(936)	996	996	0.04
Stock-based compensation	(33)	33	0.0%	(2,507)	2,540	2,540	0.09
Headquarters and facilities relocation				(82)	82	102	-
Acquisition costs				14	(14)	(14)	-
Restructuring and other charges				(212)	212	212	0.01
Executive transition				-	-	-	-
Litigation				-	-	-	-
Bad debt expense, net of recoveries				249	(249)	(249)	(0.01)
Adjusted (Non-GAAP) amount, previously reported	$65,074	$32,989	33.6%	$29,918	$3,071	$1,304	$0.05
Unrealized foreign exchange (gains) losses						499	0.02
Non-GAAP adjustments to tax rate						1,427	0.05
Tax effect on Non-GAAP adjustments						(910)	(0.04)
Adjusted (Non-GAAP) amount	$65,074	$32,989	33.6%	$29,918	$3,071	$2,320	$0.08

	Twelve Months Ended December 31, 2022
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$257,335	$118,356	31.5%	$150,509	$(32,153)	$(37,431)	$(1.33)
Adjustments to GAAP amounts:
Depreciation and amortization	(1,096)	1,096	0.3%	(6,029)	7,125	7,125	0.25
Stock-based compensation	(801)	801	0.2%	(15,001)	15,802	15,802	0.56
Headquarters and facilities relocation				(827)	827	827	0.03
Acquisition costs				(1,150)	1,150	1,150	0.04
Restructuring and other charges				(4,617)	4,617	4,617	0.16
Executive transition				(927)	927	927	0.03
Litigation				(36)	36	36	-
Bad debt expense, net of recoveries				1,153	(1,153)	(1,153)	(0.04)
Adjusted (Non-GAAP) amount, as previously calculated	$255,438	$120,253	32.0%	$123,075	$(2,822)	$(8,100)	$(0.30)
Unrealized foreign exchange (gains) losses						505	0.02
Non-GAAP adjustments to tax rate						11,065	0.39
Tax effect on Non-GAAP adjustments						(7,634)	(0.27)
Adjusted (Non-GAAP) amount	$255,438	$120,253	32.0%	$123,075	$(2,822)	$(4,164)	$(0.15)

	Twelve Months Ended December 31, 2021
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$229,938	$120,268	34.3%	$152,520	$(32,252)	$(34,683)	$(1.30)
Adjustments to GAAP amounts:
Depreciation and amortization	(668)	668	0.2%	(3,883)	4,551	4,551	0.17
Stock-based compensation	(276)	276	0.1%	(8,714)	8,990	8,990	0.34
Headquarters and facilities relocation				(2,002)	2,002	1,114	0.04
Acquisition costs				(675)	675	675	0.03
Restructuring and other charges				(12,310)	12,310	12,310	0.46
Executive transition				(372)	372	372	0.01
Litigation				-	-	-	-
Bad debt expense, net of recoveries				(13,957)	13,957	13,957	0.52
Adjusted (Non-GAAP) amount, previously reported	$228,994	$121,212	34.6%	$110,607	$10,605	$7,286	$0.27
Unrealized foreign exchange (gains) losses						699	0.03
Non-GAAP adjustments to tax rate						10,225	0.38
Tax effect on Non-GAAP adjustments						(9,507)	(0.36)
Adjusted (Non-GAAP) amount	$228,994	$121,212	34.6%	$110,607	$10,605	$8,703	$0.32

DZS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Guidance

($ in millions)

The reconciliation of Adjusted EBITDA, Adjusted Gross margin and Adjusted Operating expenses to Net income (loss), Gross margin and Operating expenses, respectively, which the Company considers to be the most directly comparable U.S. GAAP measures.

	Q1 2023		Full Year 2023
	Low	High	Low	High
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(13.4)	$(10.4)	$(23.1)	$(8.1)
Interest expense, net	0.5	0.5	1.7	1.7
Income tax (benefit) provision	-	-	9.7	9.7
Depreciation and amortization	2.6	2.6	10.5	10.5
EBITDA	(10.3)	(7.3)	(1.2)	13.8
Stock-based compensation	4.9	4.9	19.7	19.7
Acquisition costs	-	-	-	-
Restructuring cost	2.4	2.4	6.5	6.5
Adjusted EBITDA	$(3.0)	$-	$25.0	$40.0

Reconciliation of Gross Margin to Adjusted Gross Margin:
GAAP Gross margin	31.7%	33.9%	34.9%	37.0%
COGS Depreciation and amortization	1.3%	1.1%	1.1%	1.0%
Adjusted Gross Margin	33.0%	35.0%	36.0%	38.0%

Reconciliation of Operating Expenses to Adjusted Operating Expenses:
Operating expenses	$42.6	$44.6	$160.4	$170.4
Depreciation and amortization	2.3	2.3	9.1	9.1
Stock-based compensation	4.9	4.9	19.8	19.8
Acquisition costs	-	-	-	-
Executive transition	-	-	-	-
Headquarters and facilities relocation	-	-	-	-
Restructuring cost	2.4	2.4	6.5	6.5
Adjusted Operating Expenses	$33.0	$35.0	$125.0	$135.0

© DZS www.dzsi.com info@dzsi.com